EXHIBIT 4.2
___________

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND CANNOT BE SOLD OR TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION UNDER SUCH ACT OR LAWS IS AVAILABLE.

                         LASALLE HOTEL PROPERTIES

                        Common Share Purchase Right

      LaSalle Hotel Properties (the "Company"), a Maryland real estate investment trust, hereby certifies that, for value received, MS Asset Management, Inc., or assigns, is entitled, subject to the terms set forth below, to purchase from the Company Common Shares of the Company equal to 662,237 fully paid and non-assessable common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares"), at a purchase price, subject to the provisions of Paragraph 3 hereof, of $18.00 per share (the "Purchase Price") at any time and from time to time after one year from the date of issuance and prior to April 29, 2008. The number and character of such shares are subject to adjustment as provided below, and the term "Common Share" shall mean, unless the context otherwise requires, the shares of beneficial interest, stock or other securities or property at the time deliverable upon the exercise of this Right.

      1. EXERCISE OF RIGHT. The purchase rights evidenced by this Right shall be exercised by the holder hereof ("Holder") surrendering this Right, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its office in New York, New York (or such other office as may be designated by the Company from time to time), accompanied by payment of the Purchase Price (as provided below). This Right may be exercised for less than the full number of Common Shares at the time called for hereby, in which case the number of shares receivable upon the exercise of this Right as a whole, and the sum payable upon the exercise of this Right as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder hereof a new Right or Rights of like tenor calling for the number of Common Shares as to which rights have not been exercised, such Right or Rights to be issued in the name of the Holder hereof or his nominee.

      The Purchase Price may be paid, at the election of the Holder of this
Right: (i) in cash (by readily available funds wire transfer) or by certified or bank cashier's check; (ii) through the delivery to the Company of other securities, including other Rights in addition to those then being exercised, to be credited in full against the Purchase Price in an amount equal to the Current Market Value thereof, as determined in accordance with Paragraph 3 hereof; (iii) if exercised in connection with any registered public offering of the Company's Common Shares, by payment arrangements calling for the delivery to the Company from proceeds of the sale of the Common Shares to be sold by the Holder in such public offering of an amount equal to the Purchase Prices for the Common Shares for which this Right is then being exercised; or (iv) by any combination of the foregoing. The Board of Trustees shall respond promptly in writing to an inquiry by the Holder as to the fair market value of any securities the Holder may wish to deliver to the Company pursuant to clause (ii) above.

      The Holder may elect to receive, without the payment by the Holder of any other Purchase Price or additional consideration, Common Shares equal to the value of this Right or any portion hereof by the surrender of this Right (or such portion of this Right being so exercised) together with the Net Issue Election Notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Common Shares as is computed using the following formula:

                                    X = Y (A-B)
                                        ------
                                          A
where       X=    the number of Common Shares to be issued to the Holder
            Y=    the number of Common Shares covered by this Right in
respect of which the net issue election is made
            A=    the Current Market Value of one Common Share as
determined in accordance with Paragraph 3 hereof
            B=    the Purchase Price in effect under this Right at the time
the net issue election is made

The Board of Trustees shall respond promptly in writing to an inquiry by the Holder as to the Current Market Value of a Common Share.

      2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Right and payment of the Purchase Price, and in any event within five (5) business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder hereof a certificate or certificates for the number of fully paid and non-assessable Common Shares or other securities or property to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share interest to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full Common Share or other securities to which such Holder shall be so entitled.

      3. ADJUSTMENT FOR ISSUE OR SALE OF COMMON SHARES AT LESS THAN PURCHASE PRICE. In case, at any time or from time to time after the date of issuance of this Right ("Issuance Date"), the Company shall issue Common Shares (other than (i) securities outstanding on the date hereof, (ii) awards made pursuant to any company stock option plan awarded to officers, the Company's Board of Trustees, employees or advisors to the Company, or
(iii) awards made pursuant to any incentive compensation plan or arrangement approved by the Company's Board of Trustees or by the Compensation Committee of the Company's Board of Trustees, (such securities, collectively, the "Subject Securities")) for a consideration per share less than the Current Market Price (as defined below) per share (the Current Market Price being the "Trigger Price") (or, if a Pro Forma Adjusted Trigger Price shall be in effect as provided below in this Paragraph 3, then less than such Pro Forma Adjusted Trigger Price per share), then and in each such case the Holder of this Right, upon the exercise hereof as provided in Paragraph 1 hereof, shall be entitled to receive, in lieu of Common Shares theretofore receivable upon the exercise of this Right, a number of Common Shares determined by (a) dividing the Trigger Price by a Pro Forma Adjusted Trigger Price per share to be computed as provided below in this Paragraph 3, and (b) multiplying the resulting quotient by the number of Common Shares called for on the face of this Right. A Pro Forma Adjusted Trigger Price per share shall be the price computed (to the nearest cent, a fraction of half cent or more being considered a full cent):

            by dividing (i) the sum of (x) the result obtained by multiplying the number of Common Shares of the Company outstanding immediately prior to such issue or sale by the Trigger Price (or, if a prior Pro Forma Adjusted Trigger Price shall be in effect, by such Price), and (y) the consideration, if any, received by the Company upon such issue or sale, by (ii) the number of Common Shares of the Company outstanding immediately after such issue or sale.

      For the purposes hereof, the Current Market Price per Common Share on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive Business Days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations

National Market System or, if such Common Shares are not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for the purpose. In the event that no such market trading exists, the current market price of such Common Shares will be determined by three independent nationally recognized investment banking firms selected by the Company in such manner as the Board of Trustees or an authorized committee thereof deems appropriate. "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the principal national securities exchange on which the Common Shares are listed or the NASDAQ National Market System, if the shares are quoted thereon, or if neither is applicable, the New York Stock Exchange, is closed for trading. If any other securities of the Company are valued with reference to this Paragraph 3, their Current Market Value shall be determined in a manner consistent with the foregoing provisions of this paragraph.

      For the purpose of this Paragraph 3:

      3.1. STOCK SPLITS, DIVIDENDS, ETC., IN COMMON SHARES OR CONVERTIBLE SECURITIES. In case the Company splits its Common Shares or shall declare any dividend, or make any other distribution, upon any beneficial interest or other securities of the Company of any class payable in Common Shares, or in any beneficial interest or other securities directly or indirectly convertible into or exchangeable for Common Shares (any such beneficial interest or other securities being hereinafter called "Convertible Securities"), such split, declaration or distribution shall be deemed to be an issue or sale (as of the record date for such split, dividend or other distribution), without consideration, of such Common Shares or such Convertible Securities, as the case may be.

      3.2. ISSUANCE OR SALE OF CONVERTIBLE SECURITIES. In case the Company shall issue or sell any Convertible Securities other than the Subject Securities, there shall be determined the price per share for which Common Shares are issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the maximum number of Common Shares of the Company issuable upon the conversion or exchange of all such Convertible Securities.

            If the price per share so determined shall be less than the Trigger Price (or, if a Pro Forma Adjusted Trigger Price shall be in effect, less than such price) as of the date of such issue or sale, then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of Common Shares at the price per share so determined, provided that, if such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the Pro Forma Adjusted Trigger Price per share shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the Pro Forma Adjusted Trigger Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only Common Shares so issued or sold were those issued or sold upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of all such Convertible Securities which shall have been converted or exchanged.

      3.3. GRANT OF RIGHTS OR OPTIONS FOR COMMON SHARES. In case the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Common Shares of any class other than the Subject Securities, there shall be determined the price per share for which Common Shares are issuable upon the exercise of such rights or options, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, by (b) the maximum number of Common Shares issuable upon the exercise of such rights or options.

            If the price per share so determined shall be less than the Trigger Price (or, if a Pro Forma Adjusted Trigger Price shall be in effect, less than such price) as of the date of such issue or sale, then the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of Common Shares at the price per share so determined, provided that, if such rights or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company upon the exercise thereof, the Pro Forma Adjusted Trigger Price per share shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such rights or options, if any thereof shall not have been exercised, the Pro Forma Adjusted Trigger Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only Common Shares so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

      3.4. GRANT OF RIGHTS OR OPTIONS FOR CONVERTIBLE SECURITIES. In case the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Convertible Securities other than the Subject Securities, such Convertible Securities shall be deemed, for the purposes of subparagraph 3.2. above, to have been issued or sold for the total amount received or receivable by the Company as consideration for the granting of such rights or options plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, provided that, upon the expiration of such rights or options, if any thereof shall not have been exercised, the Pro Forma Adjusted Trigger Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made upon the basis that the only Convertible Securities so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

      3.5. DILUTION IN CASE OF OTHER BENEFICIAL INTERESTS OR SECURITIES. In case any shares of beneficial interest or other securities, other than Common Shares of the Company, shall at any time be receivable upon the exercise of this Right, and in case any additional shares of such beneficial interest or any additional such securities (or any beneficial interest or other securities convertible into or exchangeable for any such beneficial interest or securities) shall be issued or sold for a consideration per share such as to dilute the purchase rights evidenced by this Right, then and in each such case the Pro Forma Adjusted Trigger Price per share shall forthwith be adjusted, substantially in the manner provided for above in this Paragraph 3, so as to protect the Holder of this Right against the effect of such dilution.

      3.6. EXPENSES, ETC., DEDUCTED. In case any Common Shares or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Common Share or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deducting any expenses incurred and any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale.

      3.7. DETERMINATION OF CONSIDERATION. In case any Common Shares or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Common Shares or Convertible Securities shall be issued or sold for a consideration other than cash (or a consideration which includes cash and other assets) then, for the purpose of this Paragraph 3, the Board of Trustees of the Company shall promptly determine the fair value of such consideration, and such Common Shares, Convertible Securities, rights or options shall be deemed to have been issued or sold on the date of such determination in good faith. Such value shall not be more than the amount at which such consideration is recorded in the books of the Company for accounting purposes except in the case of an acquisition accounted for on a pooling of interest basis. In case any Common Shares or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Common Shares or Convertible Securities shall be issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, the Board of Trustees of the Company shall promptly determine in good faith what part of the consideration so received is to be deemed to be the consideration for the issue or sale of such Common Shares or Convertible Securities or such rights or options.

            The Company covenants and agrees that, should any determination of fair value of consideration or of allocation of consideration be made by the Board of Trustees of the Company, pursuant to this subparagraph 3.7, it will, not less than seven (7) days after any and each such determination, deliver to the Holder of this Right a certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company reciting such value as thus determined and setting forth the nature of the transaction for which such determination was required to be made, the nature of any consideration, other than cash, for which Common Shares, Convertible Securities, rights or options have been or are to be issued, the basis for its valuation, the number of Common Shares which have been or are to be issued, and a description of any Convertible Securities, rights or options which have been or are to be issued, including their number, amount and terms.

      3.8. RECORD DATE DEEMED ISSUE DATE. In case the Company shall take a record of the Holders of shares of any class for the purpose of entitling them (a) to receive a dividend or a distribution payable in Common Shares or in Convertible Securities, or (b) to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares issued or sold or deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such rights of subscription, purchase or other acquisition, as the case may be.

      3.9. SHARES CONSIDERED OUTSTANDING. The number of Common Shares outstanding at any given time shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares, but shall exclude shares in the treasury of the Company.

      3.10. duration of pro forma adjusted trigger price. Following each computation or readjustment of a Pro Forma Adjusted Trigger Price as provided in this Paragraph 3, the newly computed or adjusted Pro Forma Adjusted Trigger Price shall remain in effect until a further computation or readjustment thereof is required by this Paragraph 3.

      4. ADJUSTMENT FOR DIVIDENDS IN OTHER SHARES OF BENEFICIAL INTEREST , PROPERTY, ETC.; RECLASSIFICATIONS, ETC. In case at any time or from time to time after the Issuance Date the holders of the Common Shares of the Company of any class (or any other shares of beneficial interest or other securities at the time receivable upon the exercise of this Right) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive:

            (a) other or additional shares or other securities or property (other than cash) by way of dividend;

            (b) any cash paid or payable out of capital or paid-in surplus or surplus created as a result of a revaluation of property by way of dividend; or

            (c) other or additional (or less) shares or other securities or property (including cash) by way of stock-split, spin-off, split-off, split-up, reclassification, combination of shares or similar corporate rearrangement;

(other than additional Common Shares issued to holders of Common Shares as a stock dividend or stock-split, adjustments in respect of which shall be covered by the provisions of Paragraph 3 hereof), then in each case the Holder of this Right, upon the exercise hereof as provided in Paragraph 1 hereof, shall be entitled to receive, in lieu of, or in addition to, as the case may be, the shares theretofore receivable upon the exercise of this Right, the amount of shares or other securities or property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if, on the Issuance Date, he had been the holder of record of the number of Common Shares of the Company called for on the face of this Right and had thereafter, during the period from the Issuance Date to and including the date of such exercise, retained such shares and/or all other or additional (or less) stock or other securities or property (including cash in the cases referred to in clauses
(b) and (c) above) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Paragraphs 3 and 5 hereof.

      5. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company (or any other trust, corporation, or other entity the shares or other securities of which are at the time deliverable on the exercise of this Right) after the date hereof, or in case, after such date, the Company (or any such other trust, corporation or other entity) shall consolidate with or merge into another trust, corporation, or other entity or convey all or substantially all its assets to another trust, corporation or other entity, then and in each such case the Holder of this Right, upon the exercise hereof as provided in Paragraph 1 hereof, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive the shares or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Right immediately prior thereto, all subject to further adjustments as provided in Paragraphs 3 and 4 hereof; in each such case, the terms of this Right shall be applicable to the shares or other securities or property receivable upon the exercise of this Right after such consummation.

      6. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its declaration of trust or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Right, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any Common Shares receivable upon the exercise of this Right above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Right.

      7. ACCOUNTANTS' CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the number of Common Shares or other shares, securities or property receivable on the exercise of this Right, at the request of the Holder of this Right the Company at its expense shall promptly cause independent public accountants of recognized standing, selected by the Company, to compute such adjustment in accordance with the terms of this Right and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares issued or sold or deemed to have been issued or sold, (b) the number of Common Shares outstanding or deemed to be outstanding and (c) the Pro Forma Adjusted Trigger Price. The Company will forthwith mail a copy of each such certificate to the Holder of this Right.

      8.    NOTICES OF RECORD DATE, ETC.  In case:

            (a) the Company shall take a record of the Holders of its Common Shares (or other shares or securities at the time deliverable upon the exercise of this Right) for the purpose of entitling or enabling them to receive any dividend (other than a cash or stock dividend at the same rate as the rate of the last cash or stock dividend theretofore paid) or other distribution, or to exercise any preemptive right pursuant to the Company's declaration of trust, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right; or

            (b) of any capital reorganization of the Company, any reclassification of the beneficial interests or capital stock of the Company, any consolidation or merger of the Company with or into another trust, corporation, or other entity or any conveyance of all or substantially all of the assets of the Company to another trust, corporation or other entity; or

            (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Right a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the times, if any is to be fixed, as of which the holders of record of Common Shares (or such other shares or securities at the time deliverable upon the exercise of this Right) shall be entitled to exchange their Common Shares of any class (or such other shares or securities) for reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up or (iii) the amount and character of the shares or other securities proposed to be issued or granted, the date of such proposed issuance or grant and the persons or class of persons to whom such shares or other securities are to be offered, issued or granted. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

      9. RESERVATION OF SHARES, ETC., ISSUABLE ON EXERCISE OF RIGHTS. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Right and other similar Rights, such Common Shares and other shares, securities and property as from time to time shall be issuable upon the exercise of this Right and all other similar Rights at the time outstanding.

      10. REPLACEMENT OF RIGHT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Right and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Right of like tenor.

      11. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Right in the event of any default by the Company in its performance of or compliance with any of the terms of this Right are not and will not be adequate, and that the same may be specifically enforced.

      12. NEGOTIABILITY, ETC. This Right is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

            (a) Title to this Right may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

            (b) Any person in possession of this Right properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Right in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

            (c) Until this Right is transferred on the books of the Company, the Company may treat the registered Holder of this Right as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

      13. SUBDIVISION OF RIGHTS. This Right (as well as any new Rights issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the Holder hereof, at the principal office of the Company for any number of new Rights of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of Common Shares of the Company which may be subscribed for and purchased hereunder.

      14. REGISTRATION RIGHTS. The Holders of Rights shall have the registration rights contained in the agreement attached as Exhibit A.

      15. MAILING OF NOTICES, ETC. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission upon receipt of a confirmed transmission report, as follows:

If to the Company:      LaSalle Hotel Properties
                        220 East 42nd Street
                        New York, New York  10017
                        Tel:  (212) 661-6161
                        Fax:  (212) 687-8170
                        Attention:  President

and if to the Holder of this Right to the address furnished to the Company in writing by the last Holder of this Right who shall have furnished an address to the Company in writing. Either the Company or the Holder of this Right, by notice given to the other parties hereto in accordance with this Section 15, may change the address or facsimile transmission number to which such notice or other communications are to be sent to such party.

      16. HEADINGS, ETC. The headings in this Right are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

      17. CHANGE, WAIVER, ETC. Neither this Right nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      18. GOVERNING LAW. This Right shall be construed and enforced in accordance with the laws of the State of New York.

                                    LASALLE HOTEL PROPERTIES

                                    By:  /s/ JON E. BORTZ
                                          _____________________________
                                          Jon E. Bortz
                                          President

Dated:  April 29, 1998

Attest:

/s/ MICHAEL D. BARNELLO

[To be signed only upon exercise of Right]

To LASALLE HOTEL PROPERTIES:

      The undersigned, the Holder of the within Right, hereby irrevocably elects to exercise the purchase right represented by such Right for, and to purchase thereunder, ________________ Common Shares of ___________________
and herewith makes payment of $_____________ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to, __________________, whose address is ____________________.

Dated:

                                          ________________________________
                                          (Signature must conform in all
respects to name of Holder as specified on the face of the Right)

                                          Address:

NET ISSUE ELECTION NOTICE



To:  ______________________________       Date:  ___________________



      The undersigned hereby elects under Paragraph 1 to surrender the right to purchase _____________ Common Shares pursuant to this Right. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

                              _________________________________________
                              Signature


                              _________________________________________
                              Name for Registration


                              _________________________________________
                              Mailing Address

                             TRANSFER OF RIGHT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the number of rights set forth next to the names in the attached Schedule A the right represented by the within Right to purchase the 662,237 Common Shares of LASALLE HOTEL PROPERTIES to which the within Right relates, and appoints John E. Bortz or Michael D. Barnello attorney to transfer said right on the books of LaSalle Hotel Properties with full power of substitution in the premises.

Dated: April 29, 1998

                                          MS Asset Management, Inc.

                                          By: _________________________-
                                          Name:
                                          Title:

                                          (Signature must conform in all
respects to name of Holder as specified on the face of the Right)

                                          Address:
In the presence of


___________________________